As filed with the Securities and Exchange Commission on August 22, 1995.
                                                      Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          CENTRAL FIDELITY BANKS, INC.
               (Exact name of issuer as specified in its charter)
                 Virginia                                     54-1091649
       (State or other jurisdiction                       (I.R.S. employer
     of incorporation or organization)                  identification number)


                1021 East Cary Street, Richmond, Virginia 23219
              (Address of principal executive offices)  (Zip code)
                               __________________

                          CENTRAL FIDELITY BANKS, INC.
                             STOCK AND THRIFT PLAN
                            (Full title of the plan)

                           William N. Stoyko, Esquire
                   Corporate Executive Officer and Secretary
                          Central Fidelity Banks, Inc.
                             1021 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 697-7145
                          (Name, address and telephone
                          number of agent for service)
                                  ___________

                         CALCULATION OF REGISTRATION FEE

                                                                                          Proposed
        Title of securities           Amount to be          Proposed maximum          maximum aggregate         Amount of
        to be registered(1)           registered(2)   offering price per share(3)     offering price(4)     registration fee
Common Stock, $5.00 par value . . .      500,000                $31.375                 $15,687,500             $5,410
Rights to Purchase Series A Junior
 Participating Preferred Stock  . .      500,000                  (4)                       (4)                   (4)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(3) Pursuant to Rule 457(h), the registration fee is based on the average of the high ($31.50) and low ($31.25) prices reported on the Nasdaq National Market on August 18, 1995.
(4) The Rights to purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional fee is required.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 0-8829, filed pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 (and any amendments thereto);

     (3) the Registrant's Current Report on Form 8-K filed February 8, 1995, as amended by Form 8-K/A filed February 9, 1995;

     (4) the Registrant's Current Reports on Form 8-K filed June 12, 1995 and July 18, 1995; and

     (5) the description of the Registrant's Common Stock and associated preferred share purchase rights contained in the Registrant's Form 8-B filed April 30, 1979; Form 8-A dated May 17, 1989; and Amendment No. 1 to Form 8-A dated November 18, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Williams, Mullen, Christian & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. As of August 14, 1995, certain shareholders and other attorneys employed by the firm were the beneficial owners of approximately 279,343 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

     The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant against expenses and liabilities incurred in legal proceedings and authorizing the Board of Directors to advance and reimburse expenses as permitted by law. The Articles of Incorporation of the Registrant also eliminate the liability of directors and officers to the Registrant or its shareholders for monetary damages in excess of one dollar as permitted by the Code.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:


4.1 Restated Articles of Incorporation of Central Fidelity Banks, Inc., adopted March 14, 1990, incorporated herein by reference to Exhibit
     3.1 to Form 8, dated May 22, 1992, File No. 0-8829.

4.2 Articles of Amendment (to Restated Articles of Incorporation) of Central Fidelity Banks, Inc., dated May 18, 1993, incorporated herein by reference to Exhibit 4.4 to Form S-3 Registration Statement, dated August 31, 1994, File No. 33-55311.

4.3 Restated By-Laws of Central Fidelity Banks, Inc., effective March 14, 1990, incorporated herein by reference to Exhibit 3.2 to Form 8, dated May 22, 1992, File No. 0-8829.

4.4  Form of Common Stock Certificate, incorporated herein by reference to
     Exhibit 4.5 to Form S-3 Registration Statement, filed May 27, 1992, File No. 33-48012.

4.5 Amended and Restated Rights Agreement, dated as of November 9, 1994, between Central Fidelity Banks, Inc. and Central Fidelity National Bank, as Rights Agent, incorporated by reference to Exhibit 1 to Form 8 Amendment No. 1 to Registration Statement on Form 8-A, File No. 0-8829.

4.6  Central Fidelity Banks, Inc. Stock and Thrift Plan.

5.1  Opinion of Williams, Mullen, Christian & Dobbins.

5.2 Internal Revenue Service determination letter, dated April 15, 1995, with respect to qualification of the Central Fidelity Banks, Inc. Stock and Thrift Plan under Section 401 of the Internal Revenue Code.

23.1 Consent of Williams, Mullen, Christian & Dobbins (included in Exhibit
     5.1).

23.2 Consent of KPMG Peat Marwick LLP.

24   Powers of Attorney.

Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to
                     the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Central Fidelity Banks, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 22nd day of August, 1995.

                                   CENTRAL FIDELITY BANKS, INC.

                                   By: /s/ Lewis N. Miller, Jr.
                                     Lewis N. Miller, Jr., Chairman
                                     and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                      Title                    Date

/s/ Lewis N. Miller, Jr.       Chairman of the Board,    August 22, 1995
------------------------       Chief Executive Officer
  Lewis N. Miller, Jr.         and Director


/s/ Charles W. Tysinger        Corporate Executive       August 22, 1995
------------------------       Officer and Treasurer
  Charles W. Tysinger          (Principal Financial
                               Officer)


 /s/ James F. Campbell         Senior Vice President     August 22, 1995
------------------------       and Controller
   James F. Campbell           (Principal Accounting
                               Officer)



           *                         Director            August 22, 1995
------------------------
    James F.  Betts

           *                         Director            August 22, 1995
------------------------
   Alvin R. Clements


           *                         Director            August 22, 1995
------------------------
   Phyllis L. Cothran

           *                         Director            August 22, 1995
------------------------
    Jack H. Ferguson

       Signature                      Title                    Date


           *                         Director            August 22, 1995
------------------------
   Robert L. Freeman

           *                         Director            August 22, 1995
------------------------
    Thomas R. Glass

           *                         Director            August 22, 1995
------------------------
  Minnie Bassett Lane


           *                         Director            August 22, 1995
------------------------
    George R. Lewis

           *                         Director            August 22, 1995
------------------------
    G. Bruce Miller


                                     Director            August 22, 1995
------------------------
  T. Justin Moore, Jr.

           *                         Director            August 22, 1995
------------------------
   Richard L. Morrill

           *                         Director            August 22, 1995
------------------------
  Lloyd U. Noland, III


           *                         Director            August 22, 1995
------------------------
William G. Reynolds, Jr.

                                     Director            August 22, 1995
------------------------
    Kenneth S. White

 *William N. Stoyko, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed as an exhibit to this Registration.



                                        /s/ William N. Stoyko
                                        William N. Stoyko
                                        Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee of the Registrant, as Plan Administrator, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on August 22, 1995.

                                        CENTRAL FIDELITY BANKS, INC.



                                     By: /s/ Lewis N. Miller, Jr.
                                        Lewis N. Miller, Jr.
                                        Chairman, Benefits Committee

                              EXHIBIT INDEX

                                    TO
                      FORM S-8 REGISTRATION STATEMENT
                                    FOR
                       CENTRAL FIDELITY BANKS, INC.
                           STOCK AND THRIFT PLAN

                          ______________________


Exhibit
Number               Description of Exhibit

4.1 Restated Articles of Incorporation of Central Fidelity Banks, Inc., adopted March 14, 1990, incorporated herein by reference to
        Exhibit 3.1 to Form 8, dated May 22, 1992, File No. 0-8829.

4.2 Articles of Amendment (to Restated Articles of Incorporation) of Central Fidelity Banks, Inc., dated May 18, 1993, incorporated herein by reference to Exhibit 4.4 to Form S-3 Registration Statement, dated August 31, 1994, File No. 33-55311.

4.3 Restated By-Laws of Central Fidelity Banks, Inc., effective March 14, 1990, incorporated herein by reference to Exhibit 3.2 to Form 8, dated May 22, 1992, File No. 0-8829.

4.4 Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.5 to Form S-3 Registration Statement, filed May 27, 1992, File No. 33-48012.

4.5 Amended and Restated Rights Agreement, dated as of November 9, 1994, between Central Fidelity Banks, Inc. and Central Fidelity National Bank, as Rights Agent, incorporated by reference to
        Exhibit 1 to Form 8 Amendment No. 1 to Registration Statement on Form 8-A, File No. 0-8829.

4.6     Central Fidelity Banks, Inc. Stock and Thrift Plan.

5.1     Opinion of Williams, Mullen, Christian & Dobbins.

5.2 Internal Revenue Service determination letter, dated April 15, 1995, with respect to qualification of the Central Fidelity Banks, Inc. Stock and Thrift Plan under Section 401 of the Internal Revenue Code.

Exhibit
Number               Description of Exhibit

23.1    Consent of Williams, Mullen, Christian & Dobbins (included in
        Exhibit 5.1).

23.2    Consent of KPMG Peat Marwick LLP.

24      Powers of Attorney.